SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2007 (December 19, 2007)

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1310 West Wall
Midland, Texas 79701
(Address of Principal Executive Offices)

432-687-1131
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by United Heritage Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item. 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 3.02 below is incorporated by reference under this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities

On December 19, 2007, the Registrant entered into an Agreement to Convert Debt (the “R&P Agreement”) with its legal counsel, Richardson & Patel, LLP (the “Firm”), pursuant to which the Firm agreed to accept (i) 296,856 shares (the “R&P Shares”) of the Registrant’s common stock (“Common Stock”), to be issued to a partner of the Firm, and (ii) a seven year warrant, in the form attached as an exhibit to this Current Report, to purchase 222,642 shares of Common Stock at an exercise price of $1.40 per share (the “R&P Warrant”); in full payment of $237,485.16 in legal services previously rendered by the Firm to the Registrant, which were not in connection with any capital raising transaction or making a market in the Registrant’s stock. Blackwood Ventures, LLC (“Blackwood”), in its capacity as majority shareholder of the Registrant, approved the issuance of the R&P Shares and the R&P Warrant.

On December 19, 2007, the Registrant entered into an Agreement to Convert Debt (the “Blackwood Agreement”) with Blackwood, pursuant to which Blackwood agreed to accept (i) 48,750 shares (the “Blackwood Shares”) of Common Stock, and (ii) a seven year warrant, in the form attached as an exhibit to this Current Report, to purchase 36,563 shares of Common Stock at an exercise price of $1.40 per share (the “Blackwood Warrant”); in return for the cancellation of $39,000 of debt owed by the Registrant to Blackwood resulting from Blackwood’s prior discharge of certain accounts payable of the Registrant.

The Registrant has agreed to file with the Commission on or before January 11, 2008 an Information Statement on Schedule 14C with respect to Blackwood’s approval of the R&P Shares, R&P Warrant, Blackwood Shares and Blackwood Warrant, and such securities are to be issued after the passing of the applicable waiting period prescribed by the Commission with respect to the Information Statement. Upon issuance, the Registrant has agreed to register the R&P shares with the Commission on Form S-8.

The Registrant relied on rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, to offer the securities described herein inasmuch as the securities are to be issued to accredited investors only without any form of general solicitation or general advertising.

The foregoing discussion is qualified in its entirety by reference to the R&P Agreement, the R&P Warrant, the Blackwood Agreement and the Blackwood Warrant, which are attached as exhibits to this Current Report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit 10.1	R&P Agreement
Exhibit 10.2	R&P Warrant
Exhibit 10.3	Blackwood Agreement
Exhibit 10.4	Blackwood Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2007

UNITED HERITAGE CORPORATION

By:	/s/ Joseph F. Langston Jr.
Joseph F. Langston Jr., President